Exhibit 23.1





                       INDEPENDENT AUDITORS' CONSENT



The Board of Directors
NYMAGIC, Inc.:

We consent to the use of our report dated February 19, 2002, with respect to the consolidated balance sheets of NYMAGIC, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, and the related financial statement schedules, incorporated herein by reference.



                                  KPMG LLP


New York, New York
February 6, 2003